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                                                                   EXHIBIT 10.25


                            FORM OF FARMOUT AGREEMENT

                        2001 FARMOUT AND OPTION AGREEMENT

                       PROSPECT #__ (___________________)

                       (UXP'S CONTRACT NUMBER __________)


         THIS AGREEMENT, is entered into between United States Exploration, Inc., with an office at 1560 Broadway, Suite 1900, Denver, Colorado 80202, hereinafter referred to as "Farmor," and Petroleum Development Corporation, with an office at 103 East Main Street, Bridgeport, West Virginia 26330, hereinafter referred to as "Operator," collectively referred to as the "Parties" or individually as "Party."

                                WITNESSETH, THAT:

         WHEREAS, Farmor has entered into that certain Exploration Agreement dated effective June 1, 1998, as amended, ("Exploration Agreement") with Union Pacific Resources Company ("UPRC") which allows Farmor to conduct certain drilling operations and thereby acquire by lease UPRC's interest in any unleased oil and gas mineral estate under certain lands which is not under contract with a third party;

         WHEREAS, Operator would like to drill and earn certain interests from Farmor; and,

         WHEREAS, Farmor has agreed to grant to Operator and Operator has agreed to accept from Farmor assignments covering certain interests, on the terms, covenants, and conditions as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and agreements hereinafter contained, to be performed by the parties hereto, it is agreed between the parties as follows:

         1.       INITIAL TEST WELL AND SUBSEQUENT TEST WELL(S):

         All of UPRC's interest available to Farmor under the Exploration Agreement and covering lands located in the Prospect described on Exhibit "1", attached hereto and by reference made a part hereof, shall be subject to this Agreement, hereinafter referred to as "Farmout Lands."

                  1.1 INITIAL TEST WELL: Subject to the terms contained in this Agreement, on or before _____________, Operator shall commence the actual drilling of the Initial Test Well at a legal location on the Farmout Lands, and within ninety (90) days from the commencement thereof either complete the Initial Test Well as a well capable of producing oil and/or gas in commercial quantities or plug and abandon it as a dry hole. The Initial Test Well shall be drilled in a diligent and workmanlike manner, without unnecessary delay, to a depth to test adequately the J-Sand formation in accordance with all applicable laws, rules, regulations, orders, and this Agreement.



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                  1.2 SUBSEQUENT TEST WELL(s): Subject to Farmor having
sufficient rights under the Exploration Agreement, by drilling and completing the Initial Test Well as a well capable of producing oil and/or gas in commercial quantities or plugging and abandoning it as a dry hole, in the time and manner herein provided and otherwise having complied with the terms and conditions of this Agreement, Operator has a continuing option to drill Subsequent Test Wells hereunder. The actual drilling of each Subsequent Test Well, whether one or more, shall be commenced on or before two years from the date of this Agreement or expiration of the Exploration Agreement, whichever occurs first, at legal locations on the Farmout Lands and each well shall be completed as a well capable of producing oil and/or gas in commercial quantities or plugged and abandoned as a dry hole within ninety (90) days after commencement of the actual drilling operations in such well. All Subsequent Test Wells shall be drilled in a diligent and workmanlike manner, without unnecessary delay, to a depth to test adequately the J-Sand formation in accordance with all applicable laws, rules, regulations, orders, and this Agreement.

                  1.3 REFERENCE TO "TEST WELL": For all purposes of this Agreement, reference to "Test Well" shall be a reference to the Initial Test Well, Subsequent Test Well(s), and any substitute well therefor, and each reference to a Test Well shall be deemed to be a reference to the well being drilled at any particular time

                  1.4 SUBSTITUTE WELL: If prior to reaching the objective depth, impenetrable substances, heaving shale, excessive salt, mechanical conditions, or other condition which makes further drilling impracticable and which Operator, after a diligent effort, is unable to overcome, Operator shall have the right, but not the obligation, to drill a substitute well at a lawful location selected by it in the same quarter-quarter section on which the discontinued well is located, provided the actual drilling of said substitute well is commenced not later than thirty (30) days after the abandonment of the discontinued well.

                  The substitute well shall be drilled in the manner and to the depth specified for the discontinued well. If the substitute well is commenced, drilled, and completed as herein provided, Operator shall be deemed to have complied with this Agreement to the same extent as if the discontinued well had been commenced, drilled, and completed in accordance herewith. If Operator fails to drill a substitute well as provided above, Operator shall earn no interest in, to, or under such well. However, Operator may continue to drill Subsequent Test Wells as provided herein.

                  1.5 DRILLING AND COMPLETION OF THE TEST WELLS: All of Operator's operations hereunder shall be conducted prudently in a diligent and workmanlike manner, without unnecessary delay, and in accordance with all applicable laws, rules, regulations, and orders. Additionally, Operator shall comply with all of the terms and conditions contained in the Exploration Agreement attached hereto as Exhibit "3", including but not limited to, providing UPRC with all notices and reports required therein for operations conducted hereunder. After actual drilling has commenced, and continuing until the total depth is reached and Operator has completed a Test Well as a commercial producer or plugged and abandoned it as a dry hole, Operator shall furnish to Farmor daily reports as to the progress of drilling, as well as all other information as required to be furnished to Farmor relative to the drilling of a Test Well as provided on the Exhibit "2" attached hereto and by reference made a part hereof. Farmor shall have full and free access to any Test Well and to the records thereof at any and all reasonable times.



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                  If Operator determines that a Test Well is capable of
producing oil or gas in commercial quantities at any depth drilled; or, if the information from any drillstem test, core, cutting, or formation survey indicates that the Test Well is capable of producing oil or gas in commercial quantities at any depth drilled, Operator shall attempt to complete such Test Well as a producer and, if successful, shall equip such well for production through and including the tank battery if an oil well, or pipeline connection if a gas well.

                  1.6 PROCEDURE TO INITIATE THE DRILLING OF A TEST WELL: Prior to the spudding of a Test Well hereunder, Operator must have received from Farmor written notice that title to drill such Test Well has been approved by Farmor. There shall be no nonconsent election in the drilling of a Test Well proposed under this Agreement.

         The rights granted to Operator herein to drill a Test Well and earn an interest is subject to Farmor's obtaining the necessary consents from UPRC allowing Operator to operate a Test Well and Farmor to assign an interest into Operator. Upon entering into this Agreement, Farmor will attempt to obtain UPRC's consent, as required under the Exploration Agreement, just once to allow Operator to operate all of the Test Wells drilled hereunder; and, to allow Farmor to assign to Operator the interest as provided herein under any UPRC lease to which Operator shall be entitled by the drilling of such Test Wells. If UPRC is unwilling to give a blanket consent, Farmor shall obtain such consents as such Test Wells are proposed by Operator.

         2.       TITLES:

         Upon request, Farmor shall furnish to Operator such title information as Farmor has in its files, but there shall be no obligation on the part of Farmor to purchase new or supplemental abstracts or to do any curative work in connection with the title to any Test Well. Operator agrees to have title covering at least the drillsite spacing unit examined by a competent oil and gas attorney and title cured so that title is marketable prior to commencing operations on a Test Well. The drillsite spacing unit shall be as established by order of the Colorado Oil and Gas Conservation Commission. If no such order exists, the drillsite spacing unit for purposes of title examination shall be at least the governmental quarter section on which the Test Well is proposed. Operator shall furnish Farmor copies of all title opinions and all title material obtained by Operator covering any of the Test Wells in sufficient time to allow Farmor to review same prior to Operator's spudding of such wells. Farmor makes no representation as to the accuracy of any information provided to Operator hereunder.

         3.       EARNING:

         Operator must satisfy itself as to what lands will be earned by Farmor under the Exploration Agreement from UPRC by Operator's drilling operations conducted hereunder. This Agreement is made expressly subject to the Exploration Agreement. Operator shall comply with all of the terms and conditions contained therein. A copy of the Exploration Agreement and its amendments are attached hereto as Exhibit "3", by reference made a part hereof. The terms and conditions of the Exploration Agreement shall be held strictly confidential and no part thereof shall be disclosed by Operator to a third party without prior written consent from Farmor. Operator must satisfy itself as to what rights Farmor has under the Exploration Agreement prior to commencing any well hereunder. Farmor is under no obligation to exercise any option contained in the Exploration Agreement and failure to do so shall result in no liability upon Farmor. NOTWITHSTANDING ANYTHING



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CONTAINED HEREIN TO THE CONTRARY, IT IS UNDERSTOOD THAT FARMOR'S FAILURE TO
EXERCISE AN OPTION UNDER THE EXPLORATION AGREEMENT WILL RESULT IN FARMOR'S LOSS OF CERTAIN RIGHTS THEREUNDER WHICH MAY AFFECT OPERATOR'S RIGHTS UNDER THIS AGREEMENT. By Operator's accepting an assignment affecting a lease covering UPRC-owned minerals from Farmor as provided herein, Operator agrees that UPRC's royalty interest shall never be placed into suspense.

         By Operator's timely drilling of a Test Well in the manner provided herein, and completing same as a well capable of producing oil and/or gas in commercial quantities, and submitting evidence thereof to Farmor, and otherwise complying with and performing all other terms, covenants, and conditions hereof, and as contained in the operating agreement affecting such Test Well, Operator shall earn and be entitled to receive from Farmor an assignment of either seventy-five percent (75%) [if Farmor elects to participate in the completion attempt as provided in Article 4.2 below]; or, ninety-four percent (94%) [if Farmor elects not to participate in the completion attempt as provided in
Article 4.2 below] of Farmor's interest in the Farmout Lands contributed to the Spacing Unit for such Test Well, only insofar as to those lands located in such Spacing Unit, limited to the wellbore of the Test Well earning such assignment, and further limited in depth from the surface down to the stratigraphic equivalent of the total depth reached in the earning Test Well, subject to all burdens, whether actual or contractual, affecting Farmor's interest. "Spacing Unit" shall be defined as the drilling and spacing unit as established by order of the Colorado Oil and Gas Conservation Commission, or if unspaced, the 40-acre quarter-quarter section on which the well is drilled. It may be necessary to enter into segregation agreements to reduce the size of a unit which may be for working interest purposes only, or for working interest and royalty purposes. Prior to obtaining an assignment from Farmor as provided herein, Operator grants to Farmor the authority to enter into such segregation agreements and Operator agrees to be subject to same. Farmor shall provide Operator with copies of all segregation agreements entered into and affecting a Test Well in which Operator has participated.

                  3.1 ASSIGNMENTS: Any assignment made into Operator pursuant to this Agreement shall be:

                           (A) Made without warranty of title, either express or implied;

                           (B) Limited to the wellbore and further limited in depth from the surface down to the stratigraphic equivalent of the total depth reached in the Test Well earning such assignment;

                           (C) Subject to all of the express and implied terms of the lease;

                           (D)      Subject to all agreements affecting the
                                    lease;

                           (E) Subject to any gas purchase contract and gas gathering contract affecting the assigned interests on the date of the assignment;

                           (F) Subject to the terms and provisions of this Agreement; and,

                           (G) Substantially in the form of assignment as attached hereto as Exhibit "4", by reference made a part hereof, effective as of the date the Test Well earning such assignment is completed.



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                  Notwithstanding anything to the contrary contained herein, it is understood that Operator must request such assignment in writing within thirty (30) days from the date the Test Well earning the assignment is completed, time being of the essence in this Agreement. This Agreement shall survive any assignment made into Operator pursuant hereto. Upon receipt of an assignment earned by Operator under this Agreement, Operator agrees promptly to record same in the real estate records of the county in which the earning Test Well is located and furnish Farmor with a copy of the recorded assignment as soon as it is available.


         It is Farmor's understanding that Operator is entering into this Agreement on its own behalf with the possibility of assigning all or part of its interest acquired pursuant to this Agreement into one or more Limited Partnerships under which Operator is, or will be, the General Partner with full authority to commit such Limited Partnership(s) in any operation contemplated hereunder. Operator shall notify Farmor of any assignment of any interest acquired by Operator hereunder by providing Farmor with a copy of the recorded document assigning such interest. Operator shall be responsible for obtaining all consents to assign any interest acquired by Operator hereunder whether from UPRC or otherwise.

         4. CONTRIBUTION TO AND COST OF THE TEST WELLS, CASING POINT ELECTION, COST SHARING:

         Farmor shall contribute its leasehold interest to be earned from UPRC pursuant to the Exploration Agreement by drilling any approved Test Well hereunder for either a six percent (6%) working interest or twenty-five percent (25%) working interest [provided Farmor elects to participate for a nineteen percent (19%) working interest at Casing Point as provided in Article 4.2 below which is in addition to the six percent (6%) working interest] in such Test Well and the production therefrom. Operator shall pay one hundred percent of the drilling costs attributable to Farmor's six percent (6%) working interest. Such drilling costs shall include, but not be limited to, those costs incurred in the drilling, testing, completing, equipping of a well through the tanks, hookup through a gas sales meter, including tap fee and cost of meter, laying of pipeline, plugging and abandoning costs, site reclamation, all title work, broker expenses, attorney fees, and all other reasonable costs incurred in the preparation, drilling, and completing of a well, and gathering of gas. Farmor shall be responsible for payment of its six percent (6%) share of costs and expenses incurred after the date of first production and hookup to a gas pipeline, if necessary, for any Test Well drilled hereunder except for the cost to install tubing or complete an additional zone if such work is commenced within thirty-six months from the date of spudding a particular Test Well which shall be deemed to be additional drilling costs.

         If Farmor controls, via the interest to be acquired from UPRC under the Exploration Agreement, less than one hundred percent (100%) of the working interest in a proposed Test Well, Farmor's working interest, as indicated above and in Article 4.2, in such Test Well, shall be proportionately reduced.

                  4.1 COSTS TO CASING POINT: All costs and expenses incurred in the drilling of any Test Well hereunder to "Casing Point" as defined herein shall be paid by Operator, subject to reimbursement as provided below. "Casing Point" shall mean when such Test Well has reached its authorized depth and all logs, cores or other tests have been completed prior to running production casing, and the results thereof furnished to Farmor.



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                  4.2 CASING POINT ELECTION: When Casing Point is reached in a
Test Well, Operator shall give Farmor notice indicating whether Operator elects to participate in a completion attempt in such Test Well. Farmor shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) from receipt of notice in which to elect by delivery of notice to Operator to participate in a completion attempt for a nineteen percent (19%) working interest. If Farmor elects not to participate for a nineteen percent (19%) working interest in a completion attempt, and Operator elects to attempt a completion, all costs incurred in such completion attempt and subsequent plugging and abandoning costs, if the completion attempt is unsuccessful, shall be borne solely by Operator and Farmor's rights to the nineteen percent (19%) working interest in and to such Test Well shall terminate. However, Farmor's election not to participate in a completion attempt for the nineteen percent (19%) working interest shall not affect Farmor's six percent (6%) working interest in such Test Well. If Operator elects not to participate in a completion attempt and Farmor elects to attempt a completion, all rights under this Agreement, insofar as it affects such Test Well and the Farmout Lands under such Test Well, shall terminate and be reassigned to Farmor and Farmor shall take over such Test Well and attempt a completion. The reassigned lands shall no longer be subject to this Agreement. However, Operator shall have the right to drill Subsequent Test Wells hereunder on the Farmout Lands if a location is available and if Operator so wishes.

                  4.3 COST SHARING: If Farmor and Operator elect to participate in a completion attempt, all costs incurred after Casing Point in such Test Well, including but not limited to, the plugging and abandoning costs if such attempt is unsuccessful, shall be shared eighty-one percent (81%) by Operator and nineteen percent (19%) by Farmor. In the Initial Test Well drilled hereunder, Farmor shall bear no costs incurred to reach Casing Point; irrespective if Farmor only or both Parties participate in the completion attempt. Thereafter, in all Subsequent Test Wells drilled hereunder in which both Parties elect to participate in a completion attempt Farmor shall reimburse the Operator for nineteen percent (19%) of the costs incurred to reach Casing Point; and, in all Subsequent Test Wells in which only Farmor elects to attempt a completion, Farmor shall reimburse Operator for ninety-four percent (94%) of all of the costs incurred to reach Casing Point. Notwithstanding anything to the contrary contained in the first paragraph of this Article 4, if only Farmor elects to participate in a completion attempt, after Casing Point, Farmor shall bear one hundred percent (100%) of the costs and expenses from Casing Point forward including the cost to plug and abandon such Test Well including surface restoration costs. If Farmor and Operator both elect not to attempt a completion and to plug and abandon a Test Well as a dry hole, all plugging and abandoning costs shall be borne solely by Operator. The cost-sharing interests stated herein assume that Farmor contributes one hundred percent (100%) of the working interest in a Test Well drilled hereunder. If Farmor contributes less than one hundred percent (100%) of the working interest, such cost-sharing interests shall be reduced proportionately.

         5.       GEOLOGICAL REQUIREMENTS:

         Operator agrees to provide Farmor with all of the information contained in Exhibit "2", attached hereto and by reference made a part hereof, for all Test Wells drilled hereunder and shall ensure that UPRC receives all information required either under the Exploration Agreement or under any existing lease.



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         6.       AGREEMENT GRANTING OVERRIDING ROYALTY:

         By Agreement dated _____________, by and between _____________________, and Farmor, Farmor agreed to assign to the _____________ overriding royalty equal to two and one half percent (2 1/2%), subject to proportionate reduction, which shall burden all interests acquired by Farmor from UPRC under the Exploration Agreement. Accordingly, any assignment acquired by Operator pursuant to this Agreement shall be burdened with such overriding royalty.

         7.       INDEMNIFICATION:

         Operator shall protect, indemnify, and hold harmless Farmor, its directors, officers, employees, and agents from and against all risks, expenses, claims, demands, losses, liabilities and causes of action of every kind and character, (including, but not limited to, attorney's fees, expense of investigation and litigation, injury to or loss or destruction of property, and injury to or death of any person) arising out of, incident to, in connection with, or resulting from Operator's performance or failure to perform under the Exploration Agreement or any UPRC lease under which Operator has received, or will receive, an assignment by the drilling of a Test Well as provided in this Agreement, or the acts of or failure to act by Operator's employees, agents, contractors and subcontractors. Farmor shall notify Operator in writing of any matter which gives rise to a claim for indemnification against Operator hereunder. Farmor shall have the option of assuming and conducting its defense and billing Operator for the cost of same, or Farmor may ask Operator to conduct the defense of such matter with counsel of its choice reasonably satisfactory to Farmor and paying for same directly. However, Operator shall not consent to the entry of any judgment or enter into any settlement with respect to any third party claim without the prior written consent of Farmor, unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon Farmor, nor constitutes an admission of guilt, liability, fault or assumption of responsibility by Farmor.

         8.       MARKETING OF PRODUCTS:

         When gas must be nominated on the HS Gathering gas pipeline, Farmor and Operator may nominate their respective gas volumes separately and receive their gross revenues directly from the gas purchaser, or Farmor will also market Operator's share of gas production and make disbursements to Operator. Farmor has entered into a Letter of Intent dated June 14, 2000 with North American Resources Company ("NARCO") wherein the lands covered hereunder may be subject thereto. Provided NARCO pays for the cost to gather the gas from any well drilled hereunder to its gas gathering system, which would cause a reduction in the percentage of proceeds pursuant to Paragraph 11 of said Letter of Intent, Operator agrees promptly to reimburse NARCO in full for such "Payout Cost", as defined in said Letter of Intent, upon Operator's receipt of a detailed accounting of the actual costs incurred by NARCO to gather the gas to avoid any reduction of the percentage of proceeds. Operator agrees that Farmor may enter into a formal contract with NARCO without Operator's consent, approval, or execution thereof provided it is entered into based on the terms and conditions as contained in the Letter of Intent. Farmor shall furnish Operator with a copy of the fully executed formal agreement when available. Additionally, the lands covered hereby may also be subject to that certain Gas Gathering Agreement dated effective July 30, 1991, between KN Energy, Inc. and KN Front Range Gathering Company, as Gatherer, and Union Pacific Resources Company, as Producer, as amended by that certain Agreement for Release and Termination dated November 20, 1999, by and among United States Exploration, Inc.; Kinder Morgan, Inc., formerly KN Energy, Inc.; HS Resources, Inc.; and Resource Gathering Systems, Inc. If Operator acquires



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an interest in lands subject to either agreement, Operator agrees to comply with same and obtain the necessary releases from dedication when required. If
Operator markets any production, it shall cause all revenues received for UPRC's royalty interest, and any other burdens affecting its working interest, and Farmor's gross working interest if marketing same, to be disbursed in a timely manner. In no event is UPRC's royalty interest to be placed in suspense. Farmor and Operator shall work together to obtain the best price for any oil production.

         9.       OPERATING AGREEMENT:

         All operations conducted in a Test Well drilled hereunder shall be subject to and operated under the terms and provision of an operating agreement in the form of operating agreement attached hereto as Exhibit "5", by reference made a part hereof. In the event there is a conflict between the operating agreement for a Test Well and this Agreement, this Agreement shall control. Operator agrees to prepare a separate operating agreement for each Test Well for Famor's execution in a timely manner which may be after a well is completed.

         10.      AREA OF MUTUAL INTEREST:

         An Area of Mutual Interest ("AMI") shall be established covering the lands contained in the Prospect described on Exhibit "1", excluding any Farmout Lands. Such AMI shall terminate two years from the date of this Agreement or expiration of the Exploration Agreement, whichever occurs first. Neither Farmor nor Operator is obligated to offer to the other any interest in any oil and gas lease acquired in the AMI prior to the date of this Agreement.

         During the term of the AMI created hereunder, if either Party acquires, directly or indirectly, an interest in an oil and gas lease, regardless of type of interest, or an oil or gas mineral interest, or contractual rights thereto, covering lands any part thereof falling in such AMI, the acquiring Party promptly shall notify the other Party hereto of the terms of such acquisition by written notice which shall also indicate the total costs incurred to acquire such interest. The Party receiving such notice shall have a period of ten (10) days after receipt of such notice in which to elect to participate in such acquisition. Failure to respond within said ten (10) days shall be deemed to be an election not to participate in such acquisition. If the non-acquiring Party wishes to participate in such acquisition and timely responds to the acquiring Party, it shall reimburse the acquiring Party for its proportionate share of the acquisition costs within thirty (30) days following receipt of an assignment of its interest and an invoice. If the non-acquiring Party does not wish to participate in such acquisition, the interest acquired shall not be subject to this Agreement. If both Parties elect to participate in an acquisition each Party shall pay its proportionate share of the acquisition costs and the non-acquiring Party shall receive an assignment covering its proportionate interest which shall be twenty-five percent (25%) for Farmor and seventy-five percent (75%) for Operator.

The acquiring Party shall be responsible for making all payments required under the interest acquired, e.g. rental and shut-in payments, and billing the non-acquiring Party for its proportionate share.

         11.      ______________________:

         On ____________, , Farmor and ________________ entered into an agreement affecting the lands described on Exhibit "1". By execution of this Agreement, ___ agrees that this Agreement is



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not in violation of said _______________ agreement. ___ acknowledges that it has assigned its interest under the Exhibit "1" lands to Operator. Operator and _____ agree that they will enter into an agreement separate from this Agreement which will incorporate those general terms and conditions as contained in that certain e-mail sent by ___ to Operator and Farmor on or about ________________. All monetary consideration due ___ and any interest in the Exhibit "1" lands, wells drilled thereon and production produced therefrom or allocated thereto to which ___ is entitled pursuant to the agreement between Operator and ___, respectively, will be paid solely by Operator and burden Operator's interest only. Farmor's interest in the Exhibit "1" lands, wells drilled thereon and production produced therefrom or allocated thereto shall be free and clear of any burden or interest Operator grants ___, or its designee.

         12.      ARBITRATION:

         Any disputes under this Agreement shall be resolved through binding arbitration using the same method and procedure as provided under Article 17 of the Exploration Agreement attached hereto as Exhibit "3".

         13.      SHUT-IN PAYMENTS:

         Under any lease Operator acquires an interest pursuant to this Agreement, Operator shall be responsible for making any and all shut-in payments which may become due by virtue of any well drilled hereunder of which Operator operates and billing Farmor for its proportionate share. Operator shall notify Farmor immediately whenever a Test Well is shut-in for whatever reason.

         14.      ASSIGNABILITY:

         This Agreement shall be binding on the Parties hereto and their respective successors and assigns. Operator shall not assign its rights and duties under this Agreement, in whole or part, without Farmor's prior written consent, which consent shall not be unreasonably withheld. Any attempted assignment by Operator of its rights and duties arising under this Agreement without such written consent shall be void and of no effect.

         15.      ENTIRE AGREEMENT:

         This Agreement constitutes the entire agreement between Farmor and Operator regarding the drilling of the Test Wells hereunder and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they are related in any way to the subject matter hereof. This Agreement shall not be amended or modified except by a written instrument duly executed by Farmor and Operator.

         16.      GOVERNING LAW:

         This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to any choice or conflict of law provision.

         17.      NOTICES:

         All notices or other communications required or permitted hereunder, shall be in writing,



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postage or charges prepaid, and shall be deemed given only when received by the
Party to whom the same is directed as follows:

                  Except as instructed in Exhibit "2" attached hereto:
                  United States Exploration, Inc.
                  1560 Broadway, Suite 1900
                  Denver, Colorado 80202
                  Attention: Shirley Kovar
                  Telephone:  303-863-3542
                  Fax:  303-863-1932



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                  Petroleum Development Corporation
                  P. O. Box 26
                  Bridgeport, West Virginia 26330
                  Attention: Mr. Eric Stearns
                  Telephone:  304-842-3597
                  Fax:  304-842-0913

         Each Party may change its address or telephone/fax number for any or all purposes by notifying the other Party of such change in writing. A return receipt of the United States Post Office shall be proof of the date and time of receipt of notice. Any notice given by fax transmittal shall be deemed given upon confirmation of transmission of the fax, provided that any attachment referenced in the notice is also sent via fax at the same time; however, a Party giving notice by fax transmittal shall also send a hard copy of the notice, and any attachments referenced therein, promptly by regular mail.

         18.      DEFAULT:

                  The only penalty for Operator's failure to drill any Test Well as provided for herein shall be the loss of all rights to an assignment associated with such Test Well. If Operator materially breaches the terms of this Agreement, Farmor, at its option, may terminate this Agreement and be released from all subsequent obligations hereunder; provided, that in so doing Farmor shall not waive or otherwise be precluded from exercising any other rights or remedies, at law or in equity, which it may have available for Operator's breach of this Agreement.

         19.      "COMMITMENT WELLS":

         Farmor and Operator previously have entered into that certain 2000 Development Agreement dated June 30, 2000, which provides for the drilling of certain Commitment Wells on or before certain dates which are to qualify as "Commitment Wells" as provided under the Exploration Agreement. Provided that any of the locations as contained in the 2000 Development Agreement for a Commitment Well are found to be "Undrillable", as defined herein, because of title or surface issues, any well drilled hereunder which qualifies as a "Commitment Well" under the Exploration Agreement may be substituted for an Undrillable Commitment Well under the 2000 Development Agreement. However, this provision shall in no way decrease the number of wells provided for under the 2000 Development Agreement nor alter the time in which such Commitment Wells must be drilled under the 2000 Development Agreement. "Undrillable", as used herein, shall mean that the time and/or money required to cure title or remedy a surface issue to allow Operator to drill same is of such unreasonable magnitude as to deem such location undrillable. Any Undrillable location and its substitute hereunder shall be documented in writing which shall be acknowledged by both Parties.


         20.      RIGHTS RESERVED BY FARMOR:

         With respect to each assignment earned hereunder, Farmor reserves all interests, rights, horizons, strata and formations which are not included in such assignment, including, but not limited to, the right of ingress and egress and concurrent use of the surface and the right to drill through the intervals earned hereunder.



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


         21.      RELATIONSHIP OF PARTIES:

         It is not the intention of the Parties to create any partnership, mining partnership, or association, and neither this Agreement nor the operations contemplated hereunder shall be construed or considered as creating any such legal relationship. The liabilities of the Parties shall be several, and not joint or collective.

         22.      HEADINGS:

         The headings contained in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

         23.      SEVERABILITY:

         If any term or provision hereof is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

         24.      COUNTERPART EXECUTION:

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the Parties have executed this Agreement on this ________ day of ______________ , 2001.



                                            UNITED STATES EXPLORATION, INC.

                                            BY:
                                               ---------------------------------
                                               Bruce D. Benson, President


                                            PETROLEUM DEVELOPMENT CORPORATION

                                            BY:
                                               ---------------------------------
                                               Eric R. Stearns
                                               Vice President, Exploration
                                               and Development





                                            BY:
                                               ---------------------------------



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



LISTING OF EXHIBITS ATTACHED:

Exhibit "1":      Description of Lands in Prospect
Exhibit "2":      Geological Requirement Sheet
Exhibit "3":      Exploration Agreement
Exhibit "4":      Form of Assignment
Exhibit "5":      Operating Agreement



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